UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) June 1, 2012

COMPUTER SOFTWARE INNOVATIONS, INC.

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

000-51758	98-0216911
(Commission File Number)	(IRS Employer Identification No.)

900 East Main Street, Suite T, Easley, South Carolina	29640
(Address of principal executive offices)	(Zip Code)

(864) 855-3900

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 12, 2012, Computer Software Innovations, Inc. (the “Company”) filed its 2012 definitive proxy statement (the “Proxy Statement”). At that time, it had not been determined whether certain officers had met performance goals that would entitle each officer to stock options under the 2008 Executive Bonus Plan (the “Bonus Plan”). Thus, such grants were omitted from the “Option Award” column of the Summary Compensation Table on page 11 of the Proxy Statement, and such omission was disclosed in a footnote to the table.

On May 8, 2012, following the Annual Meeting of Shareholders, the Compensation Committee of the Board of Directors of the Company determined that Thomas Clinton, Beverly Hawkins and William Buchanan each met some or all of his or her performance goals and approved the grant of nonqualified stock options to these officers. An updated Summary Compensation Table reflecting the total compensation paid to the Company’s named executive officers for the fiscal years ended December 31, 2011 and 2010 is set forth below. Changes to the updated Summary Compensation Table relate to the grant of the stock options, as well as the correction of an addition error in the “Total ($)” column for 2010 for Thomas P. Clinton and William J. Buchanan, respectively.

The following table shows, for the fiscal years ended December 31, 2011 and 2010, all compensation that we paid to our named executive officers in all capacities in which they served.

Summary Compensation Table

Name and Principal Position	Year	Salary ($)	Bonus ($)	Option Awards ($)(1)		All Other Compensation ($)(2)	Total ($)
Nancy K. Hedrick President, Chief Executive Officer and Director	2011	225,000	—	—		6,807	231,807
	2010	219,678	—	—		3,845	223,523

Thomas P. Clinton Senior Vice President of Strategic Relationships and Director	2011	210,000	—	73,494	(3)	15,599	299,093
	2010	210,000	—	11,919	(4)	10,570	232,489

Beverly N. Hawkins Senior Vice President of Planning & Special Projects Financial Software Solutions	2011	210,000	—	55,121	(5)	5,637	270,758
	2010	210,000	—	—		3,150	213,150

William J. Buchanan Senior Vice President of Technology Solutions & Cloud Services	2011	210,000	—	55,121	(6)	12,454	277,575
	2010	210,000	—	11,919	(7)	9,717	231,636

(1)

Reflects the aggregate grant date value computed in accordance with FASB ASC Topic 718, based on assumptions disclosed in Note 10, “Stock-based Compensation” to our audited consolidated financial statements dated December 31, 2011.

(2)

“All Other Compensation” represents the following: (i) employer contribution to the Company’s 401(k) Plan, on behalf of each of the named executive officers to match their pretax elective deferral contributions (which are included under the “Salary” column) made by each to such plan ($5,452, $5,823, $5,032 and $3,056 in 2011 and $3,295, $3,260, $3,150 and $3,247 in 2010 for Ms. Hedrick, Mr. Clinton, Ms. Hawkins and Mr. Buchanan, respectively); (ii) for those electing to participate in the Company’s high deductible medical plan, the employer portion of contributions to the executive officer’s Health Savings Account; (iii) for those driving substantial miles for business, an automobile allowance relating to the executives’ agreement to participate in the Company’s program to utilize a Company-provided automobile ($6,000 each for Mr. Clinton and Mr. Buchanan in 2011 and 2010). The purpose of the automobile allowance is to defray the personal tax impact of allocations for personal-use of an assigned vehicle not of their choosing; and (iv) per diem payments in lieu of reimbursement of business expenses.

(3)

Pursuant to the Company’s 2008 Executive Bonus Plan (discussed below in the Summary Compensation Table contained in the Company’s 2012 Proxy Statement), Mr. Clinton met four of his four goals in 2011, relating to increasing earnings, securing new clients, meeting certain profitability benchmarks and increasing the functionality of TigerPaw (CRM). As a result, under the plan, Mr. Clinton earned an option to purchase 100,000 shares of the Company’s common stock. Such award was made pursuant to the Company’s 2005 Incentive Compensation Plan following the filing of the Company’s Form 10-Q for the quarter ended March 31, 2012, as is the Company’s custom. The strike price of such option is $0.735 and the option expires June 1, 2022.

(4)

Pursuant to the Company’s 2008 Executive Bonus Plan (discussed below in the Summary Compensation Table contained in the Company’s 2012 Proxy Statement), Mr. Buchanan met two of his four goals in 2010, relating to increasing cabling revenue and improving internal non-Erate technical service agreement revenue. As a result, under the plan, Mr. Buchanan would have been awarded options to purchase 50,000 shares of the Company’s common stock. Because these goals were achieved with significant assistance from Mr. Clinton, Mr. Buchanan requested that the options be split between Mr. Clinton and himself in order to reward teamwork, and the Compensation Committee consented. Accordingly, each of Mr. Buchanan and Mr. Clinton were awarded an option to purchase 25,000 shares of the Company’s common stock. Such awards were made pursuant to the Company’s 2005 Incentive Compensation Plan following the filing of the Company’s Form 10-Q for the quarter ended March 31, 2011, as is the Company’s custom. The strike price of such options is $0.70 and the options expire June 6, 2021.

(5)

Pursuant to the Company’s 2008 Executive Bonus Plan (discussed below in the Summary Compensation Table contained in the Company’s 2012 Proxy Statement), Ms. Hawkins met three of her four goals in 2011, relating to SmartFusion upgrades, the release of certain web forms and securing new clients. As a result, under the plan, Ms. Hawkins earned an option to purchase 75,000 shares of the Company’s common stock. Such award was made pursuant to the Company’s 2005 Incentive Compensation Plan following the filing of the Company’s Form 10-Q for the quarter ended March 31, 2012, as is the Company’s custom. The strike price of such option is $0.735 and the option expires June 1, 2022.

(6)

Pursuant to the Company’s 2008 Executive Bonus Plan (discussed below in the Summary Compensation Table contained in the Company’s 2012 Proxy Statement), Mr. Buchanan met three of his four goals in 2011, relating to increasing earnings, meeting certain profitability benchmarks and continuing to increase cabling revenues. As a result, under the plan, Mr. Buchanan earned an option to purchase 75,000 shares of the Company’s common stock. Such award was made pursuant to the Company’s 2005 Incentive Compensation Plan following the filing of the Company’s Form 10-Q for the quarter ended March 31, 2012, as is the Company’s custom. The strike price of such option is $0.735 and the option expires June 1, 2022.

(7)	See Footnote 4 above.

On May 8, 2012, the Compensation Committee also approved the grant of a nonqualified stock option to David Dechant, Chief Financial Officer. Additional information about the grants to Mr. Clinton, Mr. Buchanan, Ms. Hawkins and Mr. Dechant follows:

NAME	AMOUNT	VESTING SCHEDULE
Thomas Clinton	Option to purchase 100,000 shares of the Company’s common stock	The option vests in three annual installments, beginning on June 1, 2013, of 33,334; 33,333; and 33,333 shares, respectively.

William Buchannan	Option to purchase 75,000 shares of the Company’s common stock	The option vests in three annual installments, beginning on June 1, 2013, of 25,000 shares.

Beverly Hawkins	Option to purchase 75,000 shares of the Company’s common stock	The option vests in three annual installments, beginning on June 1, 2013, of 25,000 shares.

David Dechant	Option to purchase 50,000 shares of the Company’s common stock	The option vests in three annual installments, beginning on June 1, 2013, of 16,667; 16,667; and 16,666 shares, respectively.

Grants were made pursuant to the Company’s 2005 Incentive Compensation Plan (the “Plan”) and the Bonus Plan. The effective date of these grants was June 1, 2012, which was twelve trading days following the filing of the Company’s Form 10-Q for the quarter ended March 31, 2012. Pursuant to the Plan, the fair market value exercise price was determined by averaging the highest and lowest sales prices of the Company’s stock on the OTC Bulletin Board during the ten trading days immediately prior to the date of grant. As so determined, the exercise price is $0.735 per share.

Copies of the Nonqualified Stock Option Agreements for the grants to Mr. Clinton, Mr. Buchanan, Ms. Hawkins and Mr. Dechant are filed herewith as Exhibits 99.1, 99.2, 99.3 and 99.4, respectively.

Item 9.01.	Financial Statements and Exhibits

(d) Exhibits.

The following exhibits are filed as part of this report:

Exhibit Number	Description

99.1	Nonqualified Stock Option Agreement between the Company and Thomas P. Clinton for the issuance of options granted June 1, 2012.

99.2	Nonqualified Stock Option Agreement between the Company and William J. Buchanan for the issuance of options granted June 1, 2012.

99.3	Nonqualified Stock Option Agreement between the Company and Beverly N. Hawkins for the issuance of options granted June 1, 2012.

99.4	Nonqualified Stock Option Agreement between the Company and David B. Dechant for the issuance of options granted June 1, 2012.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COMPUTER SOFTWARE INNOVATIONS, INC.

By:	/s/ David B. Dechant
David B. Dechant
Chief Financial Officer

Dated: June 25, 2012

EXHIBIT INDEX

Exhibit Number	Description

99.1	Nonqualified Stock Option Agreement between the Company and Thomas P. Clinton for the issuance of options granted June 1, 2012.

99.2	Nonqualified Stock Option Agreement between the Company and William J. Buchanan for the issuance of options granted June 1, 2012.

99.3	Nonqualified Stock Option Agreement between the Company and Beverly N. Hawkins for the issuance of options granted June 1, 2012.

99.4	Nonqualified Stock Option Agreement between the Company and David B. Dechant for the issuance of options granted June 1, 2012.